Exhibit 3.310

C-100 Rev. 7/92

New Jersey Department of State
Division of Commercial Recording
Certificate of Incorporation, Profit
(Title 14A:2-7 New Jersey Business Corporation Act
For Use by Domestic Profit Corporations)

This is to Certify that, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes.

DP

FILED

DEC 15 1998

James A. DiEleuterio, Jr.
State Treasurer

1. Name of Corporation: UHS of Hampton, Inc.
2. The purpose for which this corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under NJSA 14A 1-1 et seq:
3. Registered Agent: THE CORPORATION TRUST COMPANY
4. Registered Office: 820 Bear Tavern Road
   West Trenton, NJ 08628
5. The aggregate number of shares which the corporation shall have the authority to issue is: 1,000
6. If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations.

   N/A
7. If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations.

   N/A
8. The first Board of Directors shall consist of 3 Directors (minimum of one).

Name	Street Address	City	State	Zip
Alan B. Miller	367 South Gulph Road,	King of Prussia,	PA	19406
Kirk E. Gorman	367 South Gulph Road,	King of Prussia,	PA	19406
Thomas J. Bender	367 South Gulph Road,	King of Prussia,	PA	19406

9. Name and Address of Incorporator(s):

Name	Street Address	City	State	Zip
Bruce R. Gilbert	367 South Gulph Road,	King of Prussia,	PA	19406
Sherrie L. Hedrick	367 South Gulph Road,	King of Prussia,	PA	19406

10. The duration of the corporation is: Perpetual
11. Other provisions: None
12. Effective Date **(Not to exceed 90 days from date of filing):**

In Witness whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by its duly authorized officers this 11th day of December 19 98.

Signature: [signature] Bruce R. Gilbert

Signature: [signature] Sherrie L. Hedrick

Signature:

Signature:

519648
992734

(N. J. - 1995 - 5/24/94)

0100765967